Exhibit 99.1


                          ROYAL PRECISION, INC. REPORTS
                       FINANCIAL RESULTS FOR YEAR-END 2002

                              FOR IMMEDIATE RELEASE

Contact: JOHN C. LAUCHNOR, President and Chief Operating Officer
         FRANK W. MERTES, Vice President - Finance and Chief Financial Officer Royal Precision, Inc. (860) 489-9254
         INTERNET: WWW.ROYALPRECISION.COM

         RCG Capital Markets Group, Inc. (480) 675-0400
         JOE DORAME
         INTERNET: WWW.RCGONLINE.COM

(AUGUST 26, 2002) - TORRINGTON,  CONNECTICUT - Royal  Precision,  Inc.  (OTC.BB:
RIFL), the manufacturer of the Rifle(TM) shaft, one of the most widely-used golf club shafts on the professional golf tours, and distributor of Royal Grip(R) golf club grips, reported the financial results for the fiscal year ended May 31, 2002.

For the fiscal year ended May 31, 2002, the Company reported revenues of $23.6 million compared to $30.0 million for the previous year, a decrease of 21.5 percent. The decreased revenue was primarily attributable to a reduced average selling price per shaft, and reduced unit sales due to a softening in market conditions during the third and fourth quarters. Backlog at the end of May 31, 2002 was $5.3 million compared to $4.0 million for the previous year, an increase of 33%.

The Company reported an operating loss for the fiscal year of $4.1 million, or ($0.63) per share, compared to operating income of $0.1 million, or $0.02 per share, last year. The operating loss for the fiscal year 2002 included the following nonrecurring items: a $1.4 million charge to adjust inventory to its expected net realizable value, a $1.3 million charge related to a restructuring and a $0.1 million charge for an impairment write-down on equipment held for sale. The operating loss before these one-time charges was $1.3 million. Cash generated from operations during the fiscal year was $0.2 million.

John C. Lauchnor, President of Royal Precision stated, "We continue to focus on providing customer value while taking actions that increase our market penetration, improve operating performance, and manage cash. Accordingly, our introduction of new technology accelerated in fiscal year 2002 and we will continue to leverage our technology and people to service our customers. Our recently completed financing also puts us in an improved position to perform in this market."

Royal Precision, Inc. is a leading designer and manufacturer of high-quality innovative golf club shafts, including the Rifle(TM) shaft featuring the Company's "Frequency Coefficient Matching" technology, or "FCM," designed to provide consistent flex characteristics to all the clubs in a golfer's bag. Royal Precision, Inc. is also a designer and distributor of Royal Grip(R) golf club grips offering a wide variety of standard and custom models, all of which feature durability and a distinctive feel and appearance.

THIS PRESS RELEASE INCLUDES STATEMENTS WHICH MAY CONSTITUTE FORWARD LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS, WHICH USUALLY CONTAIN THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", OR "WILL", ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, RISKS RELATED TO THE COMPANY'S DEPENDENCE ON DISCRETIONARY CONSUMER SPENDING AND DEMAND FROM ORIGINAL EQUIPMENT MANUFACTURERS, THE COMPANY'S LIMITED OPERATING HISTORY, THE TIMELINESS AND MARKET ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS INCLUDING THE RIFLE GRAPHITE, COMPETITION, SEASONALITY OF SALES, FLUCTUATIONS IN OPERATING RESULTS, PROTECTION OF INTELLECTUAL PROPERTY RIGHTS, SUPPLY DELAYS, USE OF THIRD PARTY SUPPLIERS, CUSTOMER CONCENTRATION AND OTHER FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                ON FOLLOWING PAGE

                     ROYAL PRECISION, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    YEAR ENDED MAY 31
                                                        -----------------------------------------
                                                            2002           2001           2000
                                                        -----------    -----------    -----------
Net sales:
  Golf club shafts                                      $    19,833    $    26,070    $    25,559
  Golf club grips                                             3,729          3,927          4,540
                                                        -----------    -----------    -----------
                                                             23,562         29,997         30,099
Cost of sales:
  Golf club shafts                                           17,430         18,927         17,562
  Golf club grips                                             3,058          3,056          3,137
                                                        -----------    -----------    -----------
                                                             20,488         21,983         20,699
                                                        -----------    -----------    -----------
Gross profit                                                  3,074          8,014          9,400

Selling, general and administrative expenses                  5,676          6,589          6,946
Restructuring costs                                           1,313             --             --
Environmental costs                                              20            409            105
Amortization of goodwill                                         --            442            486
Nonrecurring expenses                                           133            477             --
                                                        -----------    -----------    -----------
Operating (loss) income                                      (4,068)            97          1,863

Interest expense
  Cash interest expense                                         787            888            644
  Non-cash accretion of discount on subordinate debt            179             --             --
                                                        -----------    -----------    -----------
                                                                966            888            644
                                                        -----------    -----------    -----------
Terminated merger expenses                                       --             79             --
Other income                                                    (45)          (319)          (267)
                                                        -----------    -----------    -----------
(Loss) income from continuing operations before
  provision for income taxes                                 (4,989)          (551)         1,486
Provision for income taxes                                      804             33            616
                                                        -----------    -----------    -----------
(Loss) income before cumulative effect of change in
  accounting principle                                       (5,793)          (584)           870
Cumulative effect of change in accounting principle           5,937             --             --
                                                        -----------    -----------    -----------
Net (loss) income                                       $   (11,730)   $      (584)   $       870
                                                        ===========    ===========    ===========
Basic and diluted (loss) earnings per share:
  (Loss) income before cumulative effect of change in
    accounting principle                                $     (0.90)   $     (0.10)   $      0.15
  Cumulative effect of change in accounting principle         (0.92)            --             --
                                                        -----------    -----------    -----------
Net (loss) income                                       $     (1.82)   $     (0.10)   $      0.15
                                                        ===========    ===========    ===========
Weighted average number of common shares used
  to compute per share information:
       Basic                                              6,448,928      5,679,077      5,672,580
                                                        ===========    ===========    ===========
       Diluted                                            6,448,928      5,679,077      5,814,862
                                                        ===========    ===========    ===========

The Notes to Consolidated Financial Statements are an integral part of the financial statements of which this Consolidated Statement of Operations forms a part. Such Notes are included in the Company's Report on Form 10-K filed with the SEC for the fiscal year ended May 31, 2002.